Exhibit 32.1

Certification of Chief Executive Officer and Chief Financial Officer

Pursuant to 18 U.S.C. Section 1350 as Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of AB Commercial Real Estate Private Debt Fund, LLC (the “Company”) for the period ended June 30, 2026 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Peter Gordon, as Chief Executive Officer of the Company, and Marguerite Brogan, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his or her knowledge:

1.
The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and
2.
The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 14, 2026	/s/ Peter Gordon
Peter Gordon
Chief Executive Officer
(Principal Executive Officer)

Date: August 14, 2026	/s/ Marguerite Brogan
Marguerite Brogan
Chief Financial Officer
(Principal Financial Officer)